Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 23, 2012,with respect to internal control over financial reporting included in this Form 10-K/A of Ligand Pharmaceuticals Incorporated for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statements of Ligand Pharmaceuticals Incorporated on Form S-3 (File No. 333-177338, effective October 26, 2011) and on Forms S-8 (File No. 333-160132, effective June 22, 2009 and File No. 333-131029, effective June 18, 2007).

/s/ GRANT THORNTON LLP

San Diego, California
May 16, 2012